Exhibit 10.36

COLLATERAL ASSIGNMENT OF TRANSACTION DOCUMENTS

THIS COLLATERAL ASSIGNMENT OF TRANSACTION DOCUMENTS (this “Assignment”)  has been executed and delivered as of October 1, 2003, by and between PROSPECT MEDICAL SYSTEMS, INC., a Delaware corporation (“Assignor”), and COMERICA BANK, a Michigan banking corporation (“Bank”), with reference to the following facts:

RECITALS

A.                                            Assignor is a party to certain transaction documents pursuant to which, among other things, Assignor acquired certain rights with respect to Prospect Professional Care Medical Group, a California professional corporation (“Physician Group”), and provides management services to Physician Group.

B.                                              Assignor has previously executed and delivered that certain Continuing Guaranty, dated as of July 3, 1997, in favor of Imperial Bank, predecessor-by-merger to Bank (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which Assignor guarantees the Guaranteed Obligations (as defined in the Guaranty), including, without limitation, all obligations, indebtedness and liabilities owed by Prospect Medical Holdings, Inc., a Delaware corporation (“Borrower”) to Bank under that certain Amended and Restated Revolving Credit Agreement, dated as of July 3, 1999 (as amended to date and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

C.                                       Assignor has executed and delivered that certain Security Agreement, dated as of even date with the Guaranty (“Security Agreement”), in order to secure the Guaranteed Obligations.

D.                                      Assignor has agreed to execute and deliver this Assignment to Bank in order to supplement the terms of the Security Agreement with respect to the Transaction Documents (as hereinafter defined).

E.                                        Assignor is a wholly-owned subsidiary of Borrower which will directly and materially benefit from the Loans made by Bank to Borrower under the Loan Agreement, and Assignor acknowledges that Bank would not enter into the Loan Agreement absent Assignor’s agreements under the Guaranty, the Security Agreement and hereunder.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, Assignor and Bank hereby agree as follows:

1.                                       Defined Terms.  All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Guaranty.

2.                                       Assignment. As additional security for the Guaranteed Obligations, Assignor hereby collaterally assigns and transfers to Bank, and acknowledges that pursuant to the Security Agreement Assignor has granted to Bank a security interest in:

2.1                                 Transaction Documents. All of Assignor’s right, title and interest in and to the following documents (collectively, the “Transaction Documents”):

(a)                                        Management Services Agreement, dated as of October 1, 2003, executed by and between Assignor and Physician Group;

(b)                                       Assignable Option Agreement, dated as of October 1, 2003, by and among Assignor, Physician Group and Prospect Medical Group, Inc.; and

(c)                                        Security Agreement, dated as of October 1, 2003, executed by and between Assignor and Physician Group, together with the UCC-1 Financing Statement with respect thereto (“Physician Group Security Agreement”).

2.2                                 Rights and Remedies. All of the rights, benefits, remedies, privileges and claims of Assignor with respect to the Transaction Documents (collectively, the “Rights and Remedies”), including, without limitation, (i) all rights to monies or payments owing to Assignor under the Transaction Documents, and any and all security therefor and for all other obligations owing to Assignor thereunder, (ii) any right that Assignor may have to indemnification under the Transaction Documents, (iii) all Rights and Remedies of Assignor with respect to any breach of the representations, warranties and covenants set forth in the Purchase Agreement, and (iv) the proceeds thereof (the Transaction Documents and the Rights and Remedies are collectively referred to herein as, the “Collateral”).

3.                                     Right and Remedies Generally. Prior to the occurrence of a breach or default of any of the agreements, covenants and obligations of Assignor under the Guaranty (a “Default”), Assignor will enforce all of its Rights and Remedies diligently and in good faith. Effective from and after the occurrence of a Default, Assignor hereby irrevocably authorizes and empowers Bank, in Bank’s own discretion, to assert as Bank may deem proper, either directly or on behalf of Assignor, any of the Rights and Remedies which Assignor may from time to time have under the Transaction Documents, and to receive and collect all damages, awards and other monies resulting therefrom and to apply the same on account of any of the Guaranteed Obligations.

4.                                     Further Assurances. Assignor shall execute and deliver to Bank concurrently with Assignor’s execution of this Assignment, and from time to time at the request of Bank, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, and all other documents that Bank may request, in form satisfactory to Bank, to perfect and maintain perfected Bank’s security interests in the Collateral and in order to consummate fully all of the transactions contemplated by this Assignment.

5.                                     Transaction Documents.   Concurrent herewith, Assignor is delivering to Bank certified copies of the Transaction Documents.

6.                                     Attorney-In-Fact.  Assignor hereby irrevocably makes, constitutes, and appoints Bank (and Bank’s officers, employees, or agents) as Assignor’s true and lawful agent and attorney-in-fact for the purposes of enabling Bank or its agent(s) after the occurrence of a Default to (a) assert such Rights and Remedies and to collect such damages, awards and other monies and to apply them in the manner set forth hereinabove, and (b) to sign the name of Assignor on any documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of Assignor in order to protect Bank’s interests in the Transaction Documents. Assignor agrees that neither Bank, nor any of its designers or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 6, other than as a result of its or their gross negligence or willful misconduct. The power of attorney granted under this Section 6 is coupled with an interest and shall be irrevocable until all of the Guaranteed Obligations have been paid in full, the Guaranty terminated, and Assignor’s duties under this Assignment have been discharged in full.

7.                                      Modification of Rights and Remedies. Assignor shall keep Bank informed of all circumstances bearing upon the Rights and Remedies and shall immediately provide Bank with copies of any notices delivered to Assignor in connection with the Transaction Documents. Assignor shall also provide Bank with a copy of any notice sent by Assignor in connection with the Transaction Documents, concurrently with the sending of any such notice. Assignor shall not waive, amend, alter or modify any of the Rights and Remedies in any material respect without the prior written consent of Bank.   Assignor shall not, without Bank’s prior written consent, amend, alter, modify or terminate any of the Transaction Documents, or waive any of the provisions thereof, or do or permit any act in contravention thereof.

8.                                      Assignor to Remain Liable.  Notwithstanding the foregoing, Assignor expressly acknowledges and agrees that it shall remain liable under the Transaction Documents to observe and perform all of the conditions and obligations in the Transaction Documents which Assignor is bound to observe and perform, and that neither this Assignment, nor any action taken pursuant hereto, shall cause Bank to be under any obligation or liability in any respect whatsoever to observe or perform any of the representations, warranties, conditions, covenants, agreements or terms of the Transaction Documents.

9.                                      Counterparts; Effectiveness. This Assignment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original. All of such counterparts, taken together, shall constitute but one and the same agreement.   This Assignment shall become effective upon the execution of a counterpart of this Assignment by each of the parties hereto.

10.                                Notices. All notices, requests and other communications to any party hereunder shall be sent in accordance with Section 15 of the Guaranty.

11.                                Modifications and Amendments. This Assignment shall not be changed orally but shall be changed only by agreement in writing signed by Assignor and Bank.  No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Assignment.

12.                                Severability. If any provision of this Assignment is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Assignment shall not be affected thereby, and this Assignment shall be liberally construed so as to carry out the intent of the parties to it.

13.                                           Governing Law; Successors and Assigns: Entire Agreement. This Assignment (a) shall be governed and construed according to the laws of the State of California, without regard to principles of conflicts of law; (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and (c) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

14.                                         Waiver of Jury Trial.  EACH OF ASSIGNOR AND THE BANK ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

EXECUTED as of the date first above written.

“Assignor”

PROSPECT MEDICAL SYSTEMS, INC.

By:	/s/ R. Stewart Kahn
Name:	R. Stewart Kahn,
Title:	Executive Vice President

“Bank”

COMERICA BANK

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	V.P.

CONSENT TO ASSIGNMENT

Each of the undersigned acknowledges the terms of the above Assignment, consents to the assignment by Assignor to Bank of the transaction documents identified in Section 2 of the Assignment (the “Transaction Documents”) which it is a party, and agrees to recognize Bank as Assignor’s assignee under the Transaction Documents. Each of the undersigned hereby represents and warrants to Bank that (i) it has no knowledge of any fact or circumstance which would or could have a material adverse effect on the rights granted to Bank in the Transaction Documents, (ii) each of the Transaction Documents complies with all applicable laws and regulations, (iii) each of the Transaction Documents is in full force and effect, and all signatures, names, addresses, amounts and other statements and facts contained therein are true and correct, and (iv) there are no defenses, offsets or counterclaims to enforcement of the Transaction Documents.

ACKNOWLEDGED AND CONSENTED TO
THIS 1st DAY OF OCTOBER, 2003:

PROSPECT PROFESSIONAL CARE MEDICAL GROUP, INC.

By:	/s/ Jacob Y. Terner
Name:	Jacob Y. Terner,
Title:	President

PROSPECT MEDICAL GROUP, INC.

By:	/s/ Jacob Y. Terrier
Name:	Jacob Y. Terrier,
Title:	President